Exhibit 7.1

[Letterhead of PKF Hong Kong]

September 25, 2006

Securities and Exchange Commission

450 Fifth Street, NW

Washington, DC 20549

Ladies and Gentlemen:

We have read statements that China Evergreen Environmental Corp. has included under Item 4.02 of the Form 8-K report it filed on or about September 25, 2006 regarding restatements of and non-reliance on previously issued financial statements. We have no basis to disagree with the disclosures made under Item 4.02.

Very truly yours,

/s/ PKF Hong Kong